UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 8, 2016
_________

SIGA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23047	13-3864870
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

660 Madison Avenue, Suite 1700 New York, New York (Address of principal executive offices)	10065 (Zip code)

Registrant’s telephone number, including area code: (212) 672-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 8, 2016, SIGA Technologies, Inc. (“SIGA” or the “Company”), a Delaware corporation, filed the Motion of Reorganized Debtor Pursuant to Section 4.3(b)(vi) of Debtor’s Third Amended Chapter 11 Plan for Review and Approval of Treatment of PharmAthene Allowed Claim (the “Motion”). The Motion was filed with the United State Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The Bankruptcy Court confirmed SIGA’s Third Amended Chapter 11 Plan of Reorganization on April 8, 2016, and SIGA emerged from chapter 11 on April 12, 2016.

The Motion seeks approval of the Company’s election to satisfy the previously disclosed judgment owed to PharmAthene, Inc. in full in cash through the combination of a term loan, a backstopped rights offering and cash on hand. The terms and conditions of the loan agreement relating to the term loan were previously disclosed in a Current Report on Form 8-K filed by the Company on September 7, 2016. The Motion, a copy of which attached hereto as Exhibit 99.1, summarizes the terms and conditions of the loan agreement, the proposed pricing of the rights offering and the proposed terms and conditions of the backstop agreement related to the rights offering.

A hearing to consider the Motion is scheduled to be held before the Bankruptcy Court on September 20, 2016.

No assurance can be given that the Motion will be approved by the Bankruptcy Court.

The foregoing description is qualified in its entirety by reference to the text of the Motion, which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

99.1	Motion of Reorganized Debtor Pursuant to Section 4.3(b)(vi) of Debtor’s Third Amended Chapter 11 Plan for Review and Approval of Treatment of PharmAthene Allowed Claim, dated September 8, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGA TECHNOLOGIES, INC.

By:	/s/ Daniel J. Luckshire
Name:	Daniel J. Luckshire
Title:	Chief Financial Officer

Date: September 12, 2016